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                                                                   EXHIBIT (10a)


                              AMENDMENT NUMBER ONE
                             TO EMPLOYMENT AGREEMENT
                             DATED DECEMBER 15, 1999


         THIS IS AMENDMENT NUMBER ONE to the Employment Agreement entered into between Yellow Corporation, a Delaware Corporation ('"Yellow") and William D. Zollars (the "Executive") on the 15th day of December, 1999.

         1. Paragraph 4(d) of said Employment Agreement is hereby amended in its entirety to read as follows:

             (d) Supplemental Retirement Benefits. Yellow shall provide Executive with Supplemental Retirement Benefits in accordance with this subsection (d) and Appendix A pursuant to which the Executive shall receive from Yellow upon his termination of employment with Yellow (and subject to the vesting provision hereinafter set forth), the difference between (i) the monthly benefit that he would have received under Section 4.4 of the Yellow Freight Office, Clerical, Sales and Supervisory Personnel Pension Plan (the "Pension Plan") (calculated as a single life annuity payable commencing at his initial Normal Retirement Date as defined under the Pension Plan with an actuarial reduction if payment commences prior to his Normal Retirement Date) using 20 years of Credit Service as defined in the Pension Plan plus his actual Credit Service credited under the Pension Plan after five (5) years from September 6, 1996, the date of Executive's commencement


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                  of employment with Yellow's subsidiary, Yellow Freight System,
                  Inc., and using compensation as defined in Section 2.1(h)2 of the Pension Plan, including Compensation previously earned during his employment with Yellow Freight System, Inc. from September 6, 1996 through November 7, 1999, but without any reduction under Section 401(a)(17) of the Internal Revenue
                  Code of 1986, as amended (the "Code") and (ii) the monthly benefit actually payable to the Executive under Section 4.4 of the Pension Plan, calculated at the time the Executive commences payment of a Vested Pension under the Pension Plan, if any. The Executive shall vest in the Supplemental
                  Retirement Benefit described in this subsection (d) at the rate of 20% per year commencing on September 6, 1997 (so that he would become 100% vested on September 6, 2001), provided, however, that the Executive shall forfeit any unvested portion in the event of the termination of his employment prior to becoming 100% vested. Notwithstanding the foregoing, the Executive shall immediately become 100% vested in the event of the termination of his employment under circumstances entitling the Executive to benefits pursuant to Section 8. Following the termination of Executive's employment, the Supplemental Retirement Benefit described in this subsection
                  (d) and Appendix A shall be payable monthly commencing no sooner than the earliest date of Executive's eligibility to receive Retirement Benefits under the Pension Plan measured from his



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                  date of termination with Executive having the option of
                  deciding when to commence payments following achieving such eligibility, subject to actuarial reduction for payments commencing prior to Executive's Normal Retirement Date, and shall continue until the Executive's death. Upon the Executive's death, if at the time of his death payments had already commenced under the Supplemental Retirement Benefit and if he is survived by and still married to the person who was his spouse on September 6, 1996, the monthly Supplemental Retirement Benefit payable to the Executive during his life shall continue to said surviving spouse until her death. If at the time of his death, the Executive had not yet qualified for payment of a Retirement Benefit under the Pension Plan, or if Executive had qualified but payments had not yet commenced, if he is survived by and still married to the person who was his spouse on September 6, 1996, the Supplemental Retirement Benefit shall be payable to said spouse no sooner than the earliest date that Executive would have been eligible to receive Retirement Benefits under the Pension Plan measured from his date of death with said spouse having the option of deciding when to commence payments following the date that Executive would have achieved such eligibility, subject to actuarial reduction for payments commencing prior to the date that Executive would have reached his Normal Retirement Date, and shall continue to said surviving spouse until her death.


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                  The Executive acknowledges that these Supplemental Retirement
                  Benefits are an element of the compensation to be paid for his services and not an unfunded plan of deferred compensation within the meaning of Section 201 of the Employee Retirement Income Security Act, as amended.

         2. All other provisions and conditions of the Employment Agreement dated December 15, 1999 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number One to the Agreement dated December 15, 1999 on the 20th day of April, 2000.




THE EXECUTIVE:                                    YELLOW CORPORATION



/s/ William D. Zollars                       by: /s/  William F. Martin
------------------------------                  --------------------------------


                                                Attested by:


                                                /s/  Lawrence D. Berkowitz
                                                --------------------------------



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